Exhibit 99.1

Rogers Corporation Reports Results for the Second Quarter of 2015

  Record second quarter net sales of $163.1 million, up 6.3%
    Organic sales decline of 4.9%, excludes unfavorable currency impact of 5.4%
    Acquisition contribution of 16.5% growth
  EPS of $0.67 (non-GAAP), excludes $0.02 per diluted share of integration charges and a net favorable tax benefit of $0.06 per diluted share related to discrete items (GAAP EPS of $0.71)
  Gross margin of 37.1%, down 10 basis points
  Operating margin of 12.9% (non-GAAP), up 230 basis points (GAAP operating margin of 12.6%)

ROGERS, Conn.--(BUSINESS WIRE)--July 29, 2015--Rogers Corporation (NYSE:ROG) today announced financial results for the second quarter of 2015.

For the second quarter of 2015 net sales were $163.1 million with net earnings of $0.71 per diluted share. The recently acquired Arlon business contributed $25.4 million of net sales and earnings of $0.14 per diluted share for the quarter. The Company incurred charges of $0.02 per diluted share of integration costs and a favorable net tax benefit of $0.06 per diluted share related to discrete items in the second quarter of 2015. Exclusive of these impacts, non-GAAP net earnings were $0.67 per diluted share. Net sales and non-GAAP net earnings were in line with the Company’s preliminary results provided on July 9, 2015. Net sales for the second quarter of 2014 were $153.5 million with net earnings of $0.58 per diluted share.

The Company achieved year-over-year quarterly net sales growth of 6.3%. Organic sales declined 4.9% on a currency adjusted basis from the same quarter of the prior year. Fluctuations in currency exchange rates from the second quarter of 2014 unfavorably impacted organic sales by 5.4%. Arlon contributed 16.5% of incremental net sales for the quarter.

Bruce D. Hoechner, President and CEO commented, “Rogers delivered its tenth consecutive quarter of year-over-year revenue growth and achieved record second quarter sales. As previously announced, we experienced a decline in organic net sales due to softer demand in the Chinese wireless telecom market and the surplus of inventory in the supply channels. Our expectation is for demand to progressively improve as we move through the balance of the year. In addition, we remain confident in our growth strategy, and are particularly pleased with the results of our efforts around operational excellence, which helped us maintain strong margins in the quarter. Over the past six months, the consistent strong performance of the acquired Arlon business has reinforced the value to Rogers of this synergistic acquisition and we anticipate continued benefits moving forward.”

As previously announced, the Company has renamed two of its reportable business segments to reflect greater emphasis on value-added solutions. The former Printed Circuit Materials segment is now Advanced Connectivity Solutions (ACS) and the former High Performance Foams segment is now Elastomeric Material Solutions (EMS). There were no changes to the composition of these two reporting segments and all discussion in this release has been adjusted to reflect this new naming structure.

Business Segment Discussion

Advanced Connectivity Solutions (ACS)

Advanced Connectivity Solutions reported second quarter of 2015 net sales of $66.4 million, an 8.0% increase compared to second quarter of 2014 net sales of $61.5 million. Organic sales declined 13.3% on a currency adjusted basis from the same quarter of the prior year. Fluctuations in currency exchange rates unfavorably impacted net sales in the second quarter by approximately $0.8 million or 1.2% as compared with the second quarter of 2014. Net sales include $13.8 million or 22.5% from the acquired Arlon business in the second quarter of 2015. Organic net sales declined due to weaker demand for high frequency circuit materials going into wireless infrastructure in China. These declines more than offset growth in automotive Advanced Driver Assistance Systems and aerospace and defense applications.

Elastomeric Material Solutions (EMS)

Elastomeric Material Solutions reported second quarter of 2015 net sales of $47.0 million, a 9.9% increase compared to second quarter 2014 net sales of $42.8 million. Organic sales declined by 4.0% on a currency adjusted basis from the same quarter of the prior year. Fluctuations in currency exchange rates unfavorably impacted net sales in the second quarter by approximately $0.7 million or 1.7% as compared with the second quarter of 2014. Net sales include $6.7 million or 15.5% from the acquired Arlon business in the second quarter of 2015. Second quarter results were impacted by weaker demand in portable electronics partially offset by increased demand in mass transit and general industrial applications.

Power Electronics Solutions (PES)

Power Electronics Solutions reported second quarter of 2015 net sales of $38.5 million, a 10.2% decrease compared to second quarter of 2014 net sales of $42.9 million. Organic sales increased by 5.3% on a currency adjusted basis from the same quarter of the prior year. Net sales were unfavorably impacted by approximately $6.6 million or 15.5% due to fluctuations in currency exchange rates as compared with the second quarter of 2014. Results reflect strong demand in electric vehicle and laser diode applications offset in part by weaker demand in variable frequency motor drives, vehicle electrification (x-by-wire) and certain renewable energy applications.

Other

Net sales of other products reported for the second quarter of 2015 were $11.1 million, an increase of 77.5% compared to the second quarter of 2014 net sales of $6.3 million. This increase was driven by Arlon related sales of $4.9 million in the second quarter of 2015.

Operational Highlights

Rogers ended the second quarter of 2015 with cash and cash equivalents of $209.8 million, a decrease of $27.6 million, or 11.6%, from $237.4 million at December 31, 2014. Net cash provided by operating activities was $22.4 million for the first half of 2015 compared to $29.7 million for the first half of 2014. Capital expenditures were approximately $5.8 million and $14.3 million for the quarter and six months ended June 30, 2015, respectively.

The Company’s gross margin was 37.1% in the second quarter of 2015 compared to 37.2% for the second quarter of 2014. Non-GAAP operating margin was 12.9% and GAAP operating margin was 12.6% for the second quarter of 2015 compared to 10.6% (GAAP) for the second quarter of 2014.

The Company’s 2015 second quarter effective tax rate was 29.0%. The tax rate was favorably impacted due to the recognition of certain discrete tax items during the quarter.

Outlook

Rogers projects its third quarter of 2015 net sales will be between $162 to $172 million and non-GAAP net earnings of between $0.67 and $0.77 per diluted share, which excludes estimated integration costs and other discrete charges totaling approximately $0.05 per diluted share. Included in the third quarter of 2015 net sales guidance is the unfavorable impact of approximately $6.6 million due to currency exchange rates.

For the full year of 2015, Rogers expects capital expenditures to be in the range of $33 to $38 million and its effective tax rate to be approximately 30%.

Non-GAAP Financial Measures

Reconciliations of non-GAAP measures used in this release to the applicable GAAP financial measures appear at the end of the press release.

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, safety and protection applications as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; the possibility that changes in technology or market requirements will reduce the demand for our products and/or increase competition; the possibility of adverse effects resulting from the expiration of issued patents; any difficulties integrating acquired businesses into our operations and the possibility that anticipated benefits of acquisitions and divestitures may not materialize as expected or additional costs may be incurred; delays or problems in completing planned operational enhancements to various facilities; and our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges. The risk factors identified in our filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein. This release refers to various non-GAAP financial measures. We believe that this information is useful to understanding the operating results and ongoing performance of our underlying businesses.

Additional Information and July 30, 2015 Conference Call

For more information, please contact the Company directly, via email or visit the Rogers website.

Website Address: http://www.rogerscorp.com

A conference call to discuss 2015 second quarter results will be held on Thursday, July 30, 2015 at 9:00AM (Eastern Time).

A slide presentation will be made available prior to the start of the call. The slide presentation can be accessed under the investor relations section of the Rogers Corporation website (www.rogerscorp.com/ir).

The Rogers participants in the conference call will be:

Bruce D. Hoechner, President and CEO
David Mathieson, Vice President, Finance and CFO
Robert C. Daigle, Senior Vice President and CTO

A Q&A session will immediately follow management’s comments.

To participate in the conference call, please call:

1-800-574-8929	Toll-free in the United States
1-973-935-8524	Internationally
There is no passcode for the live teleconference.

For playback access, please call: 1-855-859-2056 in the United States and 1-404-537-3406 internationally through 11:59PM (Eastern Time), August 5, 2015. The passcode for the audio replay is 60802939.

The call will also be webcast live in a listen-only mode. The webcast may be accessed through links available on the Rogers Corporation website at www.rogerscorp.com/ir. Replay of the archived webcast will be available on the Rogers website approximately two hours following the webcast.

(Financial Statements Follow)

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net sales	$163,098	$153,495	$328,149	$300,135
Cost of sales	102,509	96,357	205,205	189,078
Gross margin	60,589	57,138	122,944	111,057

Selling general and administrative expenses	33,026	34,499	69,173	62,097
Research and development expenses	7,053	6,420	13,161	11,283
Operating income	20,510	16,219	40,610	37,677

Equity income in unconsolidated joint ventures	392	1,062	1,311	2,039
Other income (expense), net	(517)	(76)	(646)	(1,268)
Interest income (expense), net	(1,304)	(720)	(2,310)	(1,468)
Income before income tax expense	19,081	16,485	38,965	36,980

Income tax expense	5,541	5,583	11,798	11,498
Net income	$13,540	$10,902	$27,167	$25,482

Basic net earnings per share:	$0.73	$0.60	$1.46	$1.41

Diluted net earnings per share:	$0.71	$0.58	$1.43	$1.37

Shares used in computing:
Basic	18,627	18,158	18,551	18,055
Diluted	19,056	18,689	19,003	18,619

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$209,762	$237,375
Accounts receivable, net	107,337	94,876
Accounts receivable from joint ventures	2,222	1,760
Accounts receivable, other	1,229	1,823
Taxes receivable	1,045	606
Inventories	87,032	68,628
Prepaid income taxes	4,108	4,586
Deferred income taxes	10,711	8,527
Asbestos related insurance receivables	6,827	6,827
Other current assets	10,863	7,046
Total current assets	441,136	432,054

Property, plant and equipment, net	181,531	150,420
Investments in unconsolidated joint ventures	17,228	17,214
Deferred income taxes	15,799	44,853
Pension Asset	403	403
Goodwill	178,617	98,227
Other intangible assets	80,566	38,340
Asbestos related insurance receivables	46,186	46,186
Other long term assets	6,264	7,420
Total assets	$967,730	$835,117

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$24,924	$20,020
Accrued employee benefits and compensation	22,633	33,983
Accrued income taxes payable	7,569	6,103
Current portion of lease obligation	690	747
Current portion of long term debt	2,750	35,000
Asbestos related liabilities	6,827	6,827
Other accrued liabilities	22,327	17,765
Total current liabilities	87,720	120,445
Long term lease obligation	5,444	6,042
Long term debt	177,250	25,000
Pension liability	13,150	17,652
Retiree health care and life insurance benefits	8,768	8,768
Asbestos related liabilities	49,718	49,718
Non-current income tax	12,399	10,544
Deferred income taxes	10,055	14,647
Other long term liabilities	3,337	338

Shareholders’ equity
Capital stock	18,649	18,404
Additional paid in capital	146,524	137,225
Retained income	518,595	491,428
Accumulated other comprehensive income (loss)	(83,879)	(65,094)
Total shareholders’ equity	599,889	581,963
Total liabilities and shareholders’ equity	$967,730	$835,117

Reconciliation of non-GAAP Financial Measures to the Comparable GAAP Measures

Non-GAAP Financial Measures

Management believes non-GAAP information provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that are generally non-recurring and accordingly may not be indicative of the core business operating results. The Company believes that this additional financial information is useful to management and investors in assessing the Company’s historical performance and when planning, forecasting and analyzing future periods. However, the non-GAAP information has limitations as an analytical tool and should not be considered in isolation from, or as alternatives to, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to non-GAAP Net Earnings Per Diluted Share for the Second Quarter 2015:

The following table includes discrete charges related to special adjustments.

Earnings Per Diluted Share	Q2 2015
GAAP net earnings per diluted share	$0.71

Integration costs related to Arlon (impact to SG&A)	$0.02
Net favorable tax benefit	($0.06)
Total special adjustments	($0.04)
Non-GAAP net earnings per diluted share	$0.67

Reconciliation of GAAP to non-GAAP Operating Margin for the Second Quarter of 2015:

The following table includes discrete charges related to special adjustments.

Operating Margin	Q2 2015
GAAP operating margin	12.6%

Integration costs related to Arlon	0.3%
Total special adjustments	0.3%
Non-GAAP operating margin	12.9%

Reconciliation of GAAP to non-GAAP Earnings Per Share Guidance for the Third Quarter of 2015:

The following table includes discrete special charges related to the acquisition of Arlon.

Q3 2015
Guidance Q3 2015 GAAP earnings per diluted share	$0.62 - $0.72

Add back special charges, net of tax:
Estimated integration costs	$0.03
Other discrete charges	$0.02
Total special charges	$0.05

Guidance Q3 2015 non-GAAP earnings per diluted share	$0.67 - $0.77

CONTACT:
Rogers Corporation
Financial News Contact:
David Mathieson, 860-779-4033
Vice President, Finance and Chief Financial Officer
Fax: 860-779-5509
or
Investor Contact:
William J. Tryon, 860-779-4037
Director, Investor and Public Relations
Fax: 860-779-5509
william.tryon@rogerscorp.com